EXHIBIT 5.6

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

June 27, 2014

LETTER OF CONSENT

To:	United States Securities and Exchange Commission

Re:	Encana Corporation (''Encana")
Registration Statement on Form F-10

We hereby consent to the use of and references to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2013, in the Registration Statement on Form F-10 (File No. 333-196927).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716